EXHIBIT 16.1



March 30, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  D.C. 20549

Re:      Aquatic Cellulose International Corporation
         Commission File No.  0-27063

Dear Commissioners:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K/A of Aquatic Cellulose International Corporation to be filed with the Securities and Exchange Commission on or around March 31, 2004 and agree with the statements contained therein.

Very truly yours,


/s/ Stonefield Josephson, Inc.
Certified Public Accountants